UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2014

FARO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Technology Park, Lake Mary, Florida 32746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (407) 333-9911

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2014, FARO Technologies, Inc. (the “Company”) entered into a First Amendment to Amended and Restated Lease Agreement (the “First Amendment”) with Emma Investments, LLC (“Landlord”) with respect to the Company’s facility located at 125 Technology Park, Lake Mary, Florida (the “Building”). Pursuant to the First Amendment, the Company has agreed to, among other items, extend the initial term of the lease for the approximately 35,000 square feet of production, research & development, service operations and manufacturing space in the Building leased under the original Amended and Restated Lease Agreement effective October 12, 2009, from September 30, 2014 to June 30, 2019. Under the terms of the First Amendment, with respect to each 12-month period beginning July 1 and ending June 30, beginning July 1, 2014 and ending on June 30, 2019, the Company will pay the Landlord fixed rent for the Building as follows:

Period	Annual Base Rent	Monthly Base Rent
July 1, 2014 – June 30, 2015	$336,000.00	$28,000.00
July 1, 2015 – June 30, 2016	$346,080.00	$28,840.00
July 1, 2016 – June 30, 2017	$356,462.40	$29,705.20
July 1, 2017 – June 30, 2018	$367,156.32	$30,596.36
July 1, 2018 – June 30, 2019	$378,171.00	$31,514.25

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Lease Agreement between Emma Investments, LLC and FARO Technologies, Inc., dated as of May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

May 16, 2014		/s/ Jody S. Gale
	By:	Jody S. Gale
	Its:	Senior Vice President, General Counsel & Secretary